Exhibit 10.109

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

NONEXCLUSIVE LICENSE AGREEMENT

This License Agreement is entered into as of the 4th day of June, 1996 (the “Effective Date”) by and between Pfizer Inc., a Delaware corporation having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates (“Pfizer”), and the University of Kansas, a state educational institution of the State of Kansas with a place of business at Office of Research Support and Grants Administration, Strong Hall, Lawrence, Kansas 66045 and its Affiliates (“KU”) (each individually a “Party” and collectively the “Parties”).

WHEREAS, KU is the assignee and owner of U.S. Patent No. [***] and foreign counterparts all of which claim [***] (“KUCD”); and

WHEREAS, Pfizer desires to obtain a nonexclusive license under such U.S. Patent so that Pfizer can manufacture, use or sell certain [***] Products (as hereinafter defined); and

WHEREAS, KU is willing to grant such license;

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, the Parties agree as follows:

1.	Definitions

The following terms used in this Agreement shall have the following meanings:

1.1 “Affiliate” means (a) in the case of Pfizer, any corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer; any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by Pfizer, or any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer; and (b) in the case of KU, any corporation or other legal entity which is formed by KU or enters into a joint venture with KU to perform any activities related to KUCD.

1.2 “Licensed [***] Products” means any [***] Product, the manufacture, use or sale of which would infringe a Valid Claim within the Patent Rights in the absence of a license.

1.3 “Major Market” means [***], [***], [***].

1.4 “Net Sales” means the gross amount invoiced by Pfizer or any sublicensee of Pfizer for sales to a third party or parties of [***], less normal and customary trade discounts

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

actually allowed, rebates, returns, credits, taxes the legal incidence of which is on the purchaser and separately shown on Pfizer’s or any sublicensee of Pfizer’s invoices and transportation, insurance and postage charges, if prepaid by Pfizer or any sublicensee of Pfizer and billed on Pfizer’s or any sublicensee of Pfizer’s invoices as a separate item.

1.5 [***] means any pharmaceutical preparation incorporating (a) KUCD and (b) one or more compounds owned or licensed by Pfizer as of the Effective Date of the Option Agreement dated December 3, 1993 between the Parties or any new chemical entity discovered or obtained by Pfizer during the term of this Agreement, providing such preparation is intended for [***] use and is not an [***] Product (as defined in the Option Agreement) or a product indicated for [***] use.

1.6 “Patent Rights” means:

(a) U.S. Patent No. [***], any division, continuation, continuation-in-part, renewal, patent of addition, extension, reissue, and any foreign counterpart thereof, and

(b) rights under all other composition-of-matter, method of use and process patents and applications therefor, whether U.S. or foreign, claiming in each case KUCD only, for use as an excipient only, including all continuations, continuations-in-part, divisions, renewals and patents of addition, and extensions, and reissues thereof. This definition does not include rights under any patent claiming KUCD as an active ingredient, either alone or in combination with other active ingredients or excipients.

1.7 “Territory” means all countries of the world in which Patent Rights subsist.

1.8 “Valid Claim” means a claim to a composition of matter claim and in the United States only, a KUCD method of use claim within Patent Rights so long as such claim shall not have been disclaimed by both KU or Pfizer or shall not have been held invalid in a final decision rendered by a tribunal of competent jurisdiction from which no appeal has been or can be taken. By way of further explanation, a Valid Claim does not include KUCD process claims anywhere in the world and KUCD method of use claims outside the United States.

2.	Grant of License, Term, Rights and Obligations

2.1 License Granted to Pfizer under the Patent Rights.

KU grants to Pfizer a nonexclusive license, including the right to grant sublicenses, to manufacture, use and sell [***] Products in the Territory under the Patent Rights (the “License”).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2 Term of License Grant.

Unless terminated earlier as provided below, the License shall commence on the Effective Date and shall terminate in each country in the Territory on the date on which the last to expire of the Patent Rights expires.

2.3 Sublicensing Obligations.

If Pfizer grants a sublicense pursuant to Section 2, Pfizer shall guarantee that any sublicensee fulfills all of Pfizer’s obligations under this Agreement. Pfizer further agrees to incorporate in all sublicenses granted hereunder provisions similar to those contained herein at Section 3.5 (Records); Section 5 (Termination); and Section 9 (Non-Use of Names), and a confidentiality provision no less stringent than that contained in Article 10 of the Option Agreement dated December 3, 1993 between the Parties (the “Option Agreement”). Pfizer further agrees to forward to KU a copy of each sublicense agreement entered into hereunder, and a copy of all reports received by Pfizer from its sublicensees during each [***] period.

2.4 Technical Assistance.

KU shall provide to Pfizer or any sublicensee of Pfizer, at Pfizer’s request and expense, any technical assistance reasonably necessary to enable Pfizer or such sublicensee to manufacture, use or sell [***] Products and to enjoy fully all the rights granted to Pfizer pursuant to this Agreement; provided, however, that KU is reasonably capable of providing that assistance.

3.	Royalties, Payments of Royalties, Accounting for Royalties, Records

3.1 Patent Rights.

Pfizer shall pay KU a royalty based on the Net Sales of Licensed [***] products. Such royalty shall be paid with respect to each country of the world from the date of [***] (the date of the invoice of Pfizer or any sublicensee of Pfizer with respect to such sale) of such Licensed [***] Product in each such country until the expiration of the last Patent Right to expire with respect to each such country and each such Licensed [***] Product. By way of explanation, Pfizer shall pay royalties pursuant to Section 3.2.2. with respect to the manufacture of Licensed [***] Products whose manufacture would infringe a Valid Claim if it were done by an unlicensed third party, such royalties to be paid on the Net Sales of such Licensed [***] Products even if the actual sale of such Licensed [***] Products would not alone infringe a Valid claim if such sales were made by an unlicensed third party.

3.2 Royalty Rates.

3.2.1 The Royalties payable under Section 3.1 above shall be at the rate set forth in Section 3.2.2; provided, however, that the Royalty rate otherwise applicable to Net Sales of

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[***] Products in the United States shall be reduced by [***] percent ([***]%) until such time that KU obtains a license from the National Institutes of Health to NIH’s U.S. Patent No. [***] (“[***] Patent”) and any foreign counterparts to make, use and sell [***] with the right to sublicense to Pfizer.

3.2.2 Pfizer shall pay a Royalty of [***] percent ([***]%) of Net Sales made in each calendar year throughout the world; provided, however, that Pfizer shall receive a credit against such Royalties of up to [***]% of Royalties due each quarter, beginning in the first quarter in which Royalties are due hereunder, until a total credit of U.S. $[***] is achieved.

3.3 Payment Dates.

Royalties shall be paid by Pfizer on Net Sales within [***] days after the end of each calendar quarter in which such Net Sales are made. Such payments shall be accompanied by a statement showing the Net Sales of each [***] Product upon which Royalties are payable by Pfizer or any sublicensee of Pfizer in each country, the applicable Royalty rate for such [***] Product, and a calculation of the amount of Royalty due.

3.4 Accounting.

The Net Sales used for computing the Royalties payable to KU by Pfizer shall be computed in U.S. dollars, and such Royalties shall be paid in U.S. dollars by check or other mutually acceptable means. For purposes of determining the amount of Royalties due, the amount of Net Sales in any foreign currency shall be computed by (a) converting such amount into dollars at the prevailing commercial rate of exchange for purchasing dollars with such foreign currency as quoted by Citibank in New York on the last business day of the calendar quarter for which the relevant Royalty payment is to be made by Pfizer and (b) deducting the amount of any governmental tax, duty, charge, or other fee actually paid in respect of such conversion into, and remittance of dollars.

3.5 Records.

Pfizer shall keep for [***] years from the date of each payment of Royalties complete and accurate records of sales by Pfizer of each [***] Product for which Royalties are payable in sufficient detail to allow the accruing Royalties to be determined accurately. KU shall have the right for a period of [***] years after receiving any report or statement with respect to Royalties due and payable to appoint at its expense an independent certified public accountant reasonably acceptable to Pfizer to inspect the relevant records of Pfizer to verify such report or statement. Pfizer shall make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from KU, to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than [***] in any calendar year nor more than [***] with respect to sales in any given period. KU agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

course of any audit or inspection, except to the extent necessary for KU to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. The failure of KU to request verification of any report or statement during said three-year period shall be considered acceptance of the accuracy of such report, and Pfizer shall have no obligation to maintain records pertaining to such report or statement beyond said three-year period. The results of each inspection, if any, shall be binding on both Parties.

4.	Entire Agreement

The Option Agreement, the Exhibits thereto, the Confidentiality Agreements dated March 24, 1992, May 7, 1992, and July 14, 1992 and this Agreement are the sole agreements with respect to the subject matter and supersede all other agreements and understandings between the Parties with respect to same. Section 2.5 and Articles 7, 8, 9, 10, 11, 12, 13, 14 and 18 of the Option Agreement are hereby incorporated as if fully set forth herein.

5.	Termination of this Agreement

5.1 Pfizer may terminate this Agreement, with or without cause, upon [***] days notice to KU.

5.2 Either Party may terminate this Agreement upon material breach by the other if such material breach remains unremedied [***] days after written notice of same.

5.3 Termination of this Agreement pursuant to this Section shall not affect the status of the Option Agreement (except that the Nonexclusive Option thereunder shall no longer be exercisable) or the Exclusive License Agreement (if it is in effect at the time of termination of this Agreement), and such Agreements shall remain in full force and effect in accordance with their respective terms.

5.4 All rights set forth in this Section shall be in addition to, and not in limitation of, any right either Party may have with respect to the other at law or in equity by virtue of any breach or default in the performance of the terms and conditions of this Agreement.

6.	Indemnification; Insurance

6.1 Pfizer shall at all times during the term of this License and thereafter indemnify, defend and hold KU and its trustees, officers, employees and Affiliates harmless from and against any and all claims, proceedings, demands, losses, damages, liabilities, costs and expenses of any nature whatsoever (including without limitation reasonable attorneys fees) arising out of or connected with the manufacture, marketing, promotion, distribution, use or sale of the [***] Products or arising our of Pfizer’s failure to perform or negligence in the performance of any obligation hereunder.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2 Pfizer agrees to insure all Products and Pfizer activities associated therewith in the same manner in which it insures any other similar Pfizer [***] products and such activities.

7.	Governing Law

This License shall be governed by and construed in accordance with the laws of the State of Kansas.

8.	Notices

All notices shall be in writing mailed via certified mail, return receipt requested, courier or facsimile transmission addressed as follows, or to such other address as may be designated from time to time:

If to Pfizer:	To Pfizer at its address as set forth at the beginning of this License. Attention: President, Central Research,with copy to: Office of General Counsel

If to KU:	To KU at its address as set forth at the beginning of this License. Attention: Director

Notice shall be deemed given as of the date sent.

9.	Non-Use of Names

Pfizer shall not use the name of KU or of any K& employee in any advertising, promotional or sales literature without KU’s prior written consent, except that Pfizer may state that it is licensed by KU under the Patent Rights.

10.	Miscellaneous

10.1 Binding Effect. This License shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

10.2 Headings. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

10.3 Counterparts. This License may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

10.4 Amendment; Waiver. This License may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of either Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by either Party of any condition

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

or of the breach of any term contained in this License, whether by conduct or otherwise in any one or more instances shall be deemed to be or considered as a further or continuing waiver of any such condition or of the breach of such term or any other term of this License.

10.5 No Third Party Beneficiaries. No third party including any employee of either Party shall have or acquire any rights by reason of this License. Nothing contained in this License shall be deemed to constitute the Parties partners with each other or any third party.

10.6 Assignment and Successors. This License may not be assigned by either Party, except that each Party may assign this License and the rights and interests of such Party, in whole or in part, to any of its Affiliates. Notwithstanding the foregoing, Pfizer may assign this License to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of Pfizer with or into such corporation. and KU may similarly assign this License to any successor entity.

10.7 Force Majeure. Neither Pfizer nor KU shall be liable for failure of or delay in performing obligations set forth in this License if such failure or delay is due to natural disasters or any causes reasonably beyond the control of the Party failing to perform (each a “Force Majeure Event”). Upon the occurrence of any Force Majeure Event, the Party whose performance is affected thereby shall promptly give written notice of such Force Majeure Event to the other Party, and both parties shall use all reasonable efforts to overcome such Force Majeure Event.

10.8 Severability. If any provision of this License is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the License shall not be affected.

10.9 Kansas Open Records Act. This License is subject to the provisions of the Kansas Open Records Act, K.S.A. 45-215 et seq.

IN WITNESS WHEREOF, the Parties have caused this License to be executed by their duly authorized representatives.

PFIZER INC		CY DEX, L.C.

By:	/s/ [Illegible]	By:	/s/ [Illegible]

Title:	Vice President	Title:	President

Date:	22 May 1991	Date:	June 4, 1996